Guaranteed Lifetime Withdrawal Benefit Rider Schedule

(“GLWB Rider Schedule”)

Rider Issue Date:	[July 12, 2021]

Initial GLWB Base:	[$100,000.00]

Rollup Rate:	[5.00%]

Rollup Rate Period End Date:	[[10th] Contract Anniversary]

Earliest Annual Benefit Commencement Date:	[Rider Issue Date]

Lifetime Withdrawal Age:	[59 1/2]

Withdrawal Rate and Lifetime Guarantee Rate:

[
	Age at Annual Benefit Commencement Date	Contract Year	Withdrawal Rates Account Value is greater than $0		Lifetime Guarantee Rates Account Value is $0
			Single Life	Joint Life	Single Life	Joint Life
	[59 1/2 – 64]	[1-5]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
		[6]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
		[7]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
		[8]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
		[9]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
		[10]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
		[11+]	[5.00%]	[4.50%]	[5.00%]	[4.50%]
	[65 – 74]	[1-5]	[5.75%]	[5.25%]	[5.75%]	[5.25%]
		[6]	[6.00%]	[5.50%]	[6.00%]	[5.50%]
		[7]	[6.10%]	[5.60%]	[6.10%]	[5.60%]
		[8]	[6.20%]	[5.70%]	[6.20%]	[5.70%]
		[9]	[6.30%]	[5.80%]	[6.30%]	[5.80%]
		[10]	[6.40%]	[5.90%]	[6.40%]	[5.90%]
		[11+]	[6.50%]	[6.00%]	[6.50%]	[6.00%]
	[75+]	[1-5]	[6.00%]	[5.50%]	[6.00%]	[5.50%]
		[6]	[6.00%]	[5.50%]	[6.00%]	[5.50%]
		[7]	[6.10%]	[5.60%]	[6.10%]	[5.60%]
		[8]	[6.20%]	[5.70%]	[6.20%]	[5.70%]
		[9]	[6.30%]	[5.80%]	[6.30%]	[5.80%]
		[10]	[6.40%]	[5.90%]	[6.40%]	[5.90%]
		[11+]	[6.50%]	[6.00%]	[6.50%]	[6.00%]	]

Automatic Step-Up Date:	[Every Contract Anniversary]

Maximum Automatic Step-Up Age:	[90]

Rider Fee Rate:	[1.20%]

Rider Charge Date:	[Every Contract Anniversary]

Minimum Spousal Age:	[Spouse’s Date of Birth may not be more than [10] years after your Date of Birth.]

5-4-CGLWB-B-2 (11/21)

Transfer Requirements:

[During the Accumulation Period you may only make a transfer to the Fixed Account, if available, and to a new Shield Option(s) during the Transfer Period, subject to availability. The effective date of such transfer is the first day of the Fixed Account Interest Rate Term and/or Term Start Date for the Shield Option(s) to which the transfer is made.

At the end of the Term, the Investment Amount will automatically be renewed into the same Shield Option unless you elect to transfer into a different Shield Option or the Fixed Account, if available at that time. If the same Shield Option is no longer available at the end of the existing Term, these amounts will automatically transfer into a Shield Option with a 1-Year Term, Cap Rate, highest Shield Rate, and with the same Index, unless you specify otherwise.

If a Shield Option with a 1-Year Term, Cap Rate, highest Shield Rate, and with the same Index is not available, these amounts will automatically transfer into the Fixed Account, if available, at the end of the Term unless otherwise directed by You. If the Fixed Account is not available, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Term unless otherwise directed by You.

At the end of the Interest Rate Term, the Fixed Account Value will automatically be renewed into the Fixed Account, if available, unless you elect to transfer into a Shield Option at that time. If the Fixed Account is no longer available at the end of the existing Fixed Account Term, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Interest Rate Term unless otherwise directed by You.]

Allocation Options Available After the Annual Benefit Commencement Date:

[At the end of each Term for the Shield Options [or the Fixed Interest Term for the Fixed Account], you may transfer the Account Value attributable to the Shield Option(s) [or the Fixed Account] to one or more of the available Allocation Options Available After the Annual Benefit Commencement Date.]

The following options are available after the Annual Benefit Commencement Date:

[
Fixed Account
	Fixed Interest Term:[1] Year		]

[
[Shield Options
	Term	Index
[Shield 100]
	[1] Year Term	[S&P 500® Index] [S&P 500® Index Step Rate]
[Shield 25]
	[6] Year Term	[S&P 500® Index]
[Shield 15]
	[3] Year Term	[S&P 500® Index]
	[6] Year Term	[S&P 500® Index]
[Shield 10]
	[1] Year Term	[S&P 500® Index] [S&P 500® Index Step Rate] [Russell 2000® Index] [MSCI EAFE Index]
	[3] Year Term	[S&P 500® Index] [S&P 500® Index Step Rate] [Russell 2000® Index] [MSCI EAFE Index]
	[6] Year Term	[S&P 500® Index]]	]

5-4-CGLWB-B-2 (11/21)

[
[Blended Performance Shield Options
	Term	Associated Indices
[Shield 100]
	[1] Year Term	[MSCI EAFE Index], [Russell 2000® Index]
[Shield 25]
	[6] Year Term	[MSCI EAFE Index], [Russell 2000® Index]
[Shield 15]
	[3] Year Term	[S&P 500® Index], [MSCI EAFE Index]
	[6] Year Term	[MSCI EAFE Index], [Russell 2000® Index]
[Shield 10]
	[1] Year Term	[MSCI EAFE Index], [Russell 2000® Index]
	[3] Year Term	[MSCI EAFE Index], [Russell 2000® Index]
	[6] Year Term	[MSCI EAFE Index], [Russell 2000® Index]]	]

5-4-CGLWB-B-2 (11/21)